Filed Pursuant to Rule 424(b)(5)

Registration No. 333-285609

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 6, 2025)

70,001,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 10,000,000 Shares of Common Stock

We are offering 70,001,000 shares of our common stock, par value $0.0001 per share (the common stock), and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 10,000,000 shares of common stock (the pre-funded warrants), in a registered direct offering to a limited number of investors pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Our common stock is listed on the Nasdaq Global Market under the symbol “ACET.” On October 6, 2025, the last reported sale price of our common stock was $1.00 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.00	$0.9999	$80,000,000
Underwriting discounts and commissions (1)	$0.06	$0.05999	$4,799,960
Proceeds to Adicet Bio, Inc. before expenses	$0.94	$0.93991	$75,200,040

(1)
We have agreed to reimburse the underwriters for certain expenses. See the section titled “Underwriting” for additional disclosure regarding underwriter compensation and estimated offering expenses.

Delivery of the securities is expected to be made on or about October 8, 2025.

Joint Book-Running Managers

Jefferies	Guggenheim Securities
Joint Bookrunner Truist Securities
Lead Managers
Wedbush PacGrow	H.C. Wainwright & Co.

The date of this prospectus supplement is October 7, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (SEC), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated March 6, 2025, included in our registration statement on Form S-3 (File No. 333-285609), as amended, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement and any related free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the common stock, pre-funded warrants and other information you should consider before investing in the common stock or pre-funded warrants. See “Incorporation by Reference.”

Before buying any of the shares of common stock or pre-funded warrants offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus supplement to “Adicet,” the “Company,” “we,” “our” or “us” refer to Adicet Bio, Inc. and, where appropriate, its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference

S-i

into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain and any free writing prospects we authorize for use in connection with this offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Any statements about our expectations, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contain, and any free writing prospectus we authorize for use in connection with this offering contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•
the timing of and our ability to execute our clinical trials for ADI-001 in autoimmune indications, including the ability to successfully complete our Phase 1 clinical trials in lupus nephritis (LN), lupus erythematosus (SLE), systemic sclerosis (SSc), antineutrophil cytoplasmic autoantibody associated vasculitis (AAV), idiopathic inflammatory myopathy (IIM), stiff person syndrome (SPS) and rheumatoid arthritis (RA);
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the timing, costs and effects of our workforce reduction and strategic pipeline prioritization;
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our expectations regarding the preclinical development of ADI-212, and our ability to develop other product candidates in our research pipeline;
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our expectations regarding site activation and enrollment for and the availability, timing and announcement of data from our Phase 1 clinical trials for ADI-001;
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our expectations regarding discussions with the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) of a potential path to support Biologics License Applications (BLA) and Marketing Authorization Applications (MAA) for our product candidates;
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the anticipated timing of our submission of Investigational New Drug (IND) applications or equivalent regulatory filings and initiation of future clinical trials, including the timing of the anticipated results;
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our expectations regarding the impact of unstable market and economic conditions, including impacts of inflation, tariffs and adverse developments affecting the financial services industry, on our business, results of operations or financial conditions;
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the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
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the rate and degree of acceptance and clinical utility of any products for which we receive regulatory approval;
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our expectations regarding the manufacturing of our product candidates and any products for which we receive regulatory approval by us or by our third-party suppliers;
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our commercialization, marketing and manufacturing capabilities and strategy;
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our intellectual property position and strategy;

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our ability to identify additional product candidates with significant commercial potential;
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our plans to enter into collaborations for the development and commercialization of product candidates;
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the potential benefits of any current and future collaboration;
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our research and development activities outside of the United States, including in China, and related contractual relationships;
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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
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the success of competing therapies that are or may become available;
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developments relating to our competitors and our industry;
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our ability to retain the continued service of our key professionals and to identify, hire, and retain additional qualified professionals;
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our financial performance;
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our expectations related to the use of cash, cash equivalents and short-term investments in treasury securities;
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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
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our ability to comply with the listing requirements of Nasdaq;
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our ability to maintain effective internal control over financial reporting;
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the impact of government laws and regulations;
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our anticipated use of net proceeds from any offering of our common stock and pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus; and
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other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, and under similar headings in subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K, and the section of the prospectus supplement titled “Risk Factors.”

This prospectus supplement and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events, or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and pre-funded warrants. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, and the information included in the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-11 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. We are advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients.

Our approach to activate, engineer and manufacture allogeneic gamma delta T cell product candidates derived from the peripheral blood cells of unrelated donors allows us to generate new product candidates in a rapid and cost-efficient manner. Our allogeneic "off-the-shelf" manufacturing process is designed to allow product from unrelated donors to be stored and sold on demand to treat patients without inducing a graft versus host immune response. This is in contrast to products based on alpha beta T cells, which either must be manufactured for each patient from his or her own T cells, or require significant gene editing to manufacture if the T cells are derived from donors that are unrelated to the patient.

Our Pipeline

AAV= Anti-neutrophil cytoplasmic autoantibody (ANCA)-associated vasculitis; IIM= Idiopathic inflammatory myopathy; LN= Lupus nephritis; mCRPC= Metastatic castration-resistant prostate cancer; PSMA= Prostate specific membrane antigen; RA= Rheumatoid arthritis; SLE= Systemic lupus erythematosus; SPS= Stiff person syndrome; SSc= Systemic sclerosis.

Timing subject to site activation, patient enrollment, data readouts and regulatory feedback

+ License agreement with CRISPR for gene-editing technology. CRISPR has opt-in right to participate in a 50/50 cost and profit split.

Our lead product candidate, ADI-001, a first-in-class allogeneic gamma delta T cell therapy expressing a CAR targeting CD20, is being developed for the potential treatment of autoimmune diseases. We are also pursuing ADI-212, an optimized next-generation gene-edited and armored clinical candidate designed to enhance potency in solid tumors and to deliver multiple anti-tumor mechanisms of action to the tumor microenvironment. We plan to file one new Investigational New Drug (IND) application every 12-18 months.

ADI-001

In December 2023, the U.S. Food and Drug Administration (FDA) cleared our IND application for ADI-001 in lupus nephritis (LN). In August 2024, we expanded our ADI-001 autoimmune clinical development program to include systemic lupus erythematosus (SLE), systemic sclerosis (SSc) and anti-neutrophil cytoplasmic autoantibody associated vasculitis (AAV). In September 2024, we activated sites for our Phase 1 clinical trial of ADI-001 in autoimmune diseases and opened enrollment for patients with LN. In October 2024, we received clearance for our IND amendment to evaluate ADI-001 in idiopathic inflammatory myopathies (IIM) and stiff person syndrome (SPS) as part of our Phase 1 clinical trial in autoimmune diseases. We believe the favorable safety profile, cellular kinetics and B cell depletion in peripheral blood and secondary lymphoid tissue demonstrated with ADI-001 clinical experience to date is favorable for development in autoimmune diseases. We believe the potential market opportunity for ADI-001 in B cell mediated autoimmune diseases is substantial based on the prevalence in the U.S., EU5, China and Japan of greater than 1.7 million patients with autoimmune diseases where CAR-T cell therapy has demonstrated clinical proof-of-concept, including SLE (which includes LN), SSc, IIM and SPS. In June 2024, the FDA granted Fast Track Designation to ADI-001 for the potential treatment of relapsed/refractory class III or class IV LN. In February 2025, the FDA granted Fast Track Designation to ADI-001 for the potential treatment of adult patients with refractory SLE with extrarenal involvement and for SSc. In April 2025, we expanded enrollment to include patients with SLE for our Phase 1 clinical trial evaluating ADI-001 in autoimmune diseases. In July 2025, we reported that the first systemic sclerosis (SSc) patient has been dosed in the second cohort of the Phase 1 clinical trial evaluating ADI-001 in autoimmune diseases. We have also opened enrollment for patients with IIM, SPS and AAV, and in rheumatoid arthritis (RA) in a separate Phase 1 study of ADI-001.

ADI-212

We are advancing ADI-212, an optimized next-generation gene-edited and armored clinical candidate designed to enhance potency in solid tumors and to deliver multiple anti-tumor mechanisms of action to the tumor microenvironment. ADI-212, which targets prostate specific membrane antigen (PSMA), has shown enhanced activity in preclinical studies, suggesting the potential for improved potency and tumor-cell killing capacity compared to previous generation alpha-beta and gamma-delta CAR T programs in oncology. We expect to submit a regulatory filing for ADI-212 for the treatment of metastatic castration-resistant prostate cancer (mCRPC) in the first quarter of 2026. Subject to regulatory clearance to proceed with a clinical trial, we expect to report initial clinical data from this program in the second half of 2026. We believe the potential market opportunity for ADI-212 in mCRPC is significant based on the prevalence in the U.S., EU5, China and Japan of approximately 75,000 patients with second or third line advanced disease.

Recent Developments

On October 7, 2025, the Company announced preliminary data from its ADI-001 Phase 1 study in patients with LN and SLE. The preliminary data, as well as additional corporate updates, are summarized below.

ADI-001 Phase 1 Study Preliminary Data

Data highlights as of the August 31, 2025 cut-off date were as follows:

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Seven patients (five LN and two SLE) were evaluated with follow-up ranging from two to nine months.
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100% of patients in the LN cohort achieved renal response, including three complete responses and definition of remission in systemic lupus erythematosus (DORIS) remissions, and two partial responses, with all responses ongoing.

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100% of patients saw rapid and sustained reductions in Systemic Lupus Erythematosus Disease Activity Index (SLEDAI-2K) and Physician’s Global Assessment (PGA) scores, highlighting ADI-001’s potential durable effect on a broad range of lupus symptoms.
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All patients discontinued immunosuppressants and either discontinued or tapered corticosteroids to physiological levels.
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ADI-001 demonstrated multiple hallmarks of an immune reset with elimination of dominant B cell clones and subsequent emergence of naïve B cells and new B cell repertoire following single dose treatment.
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As of August 31, 2025, ADI-001 was generally well tolerated and showed a favorable safety profile that could enable dosing in an outpatient setting.
o
Across all seven patients dosed with ADI-001, there were no serious adverse events, and no reported cases of immune effector cell-associated neurotoxicity syndrome (ICANS).
o
Two patients experienced Grade 1 cytokine release syndrome (CRS) (fever), and one patient had Grade 1 infection (respiratory tract infection).
o
There were no cases of Graft-Versus-Host Disease (GvHD), Hemophagocytic Lymphohistiocytosis-Macrophage-Activation Syndrome (HLH-MAS), or prolonged neutropenia.

Summary of Phase 1 ADI-001 Preliminary Efficacy Data in LN Patients as of the August 31, 2025 cut-off date:

^ Complete Renal Response (CRR)= UPCR ≤0.5 & EITHER eGFR ≥60 mL/min/1.73m2 OR no confirmed decrease from baseline in eGFR of >15% and no treatment or disease related eGFR-associated event

Partial Renal Response (PRR)= Reduction in baseline UPCR of ≥50% & final UPCR >0.5 to ≤3.0

DORIS Remission= Clinical SLEDAI (irrespective of serology)= 0 AND Physician global assessment score < 0.5; the subject may be on antimalarials, low-dose glucocorticoids (prednisolone ≤ 5 mg/day), and/or stable immunosuppressives including biologics.

DORIS= Definitions of remission in SLE initiative; eGFR= Estimated glomerular filtration rate, UPCR= Urine protein-to-creatinine ratio.

Summary of SLEDAI-2K Score Across All Patients as of the August 31, 2025, cut-off date:

Summary of Phase 1 ADI-001 Safety Data in Efficacy Evaluable Patients as of the August 31, 2025 cut-off date:

*Safety assessment was performed using the Common Terminology Criteria for Adverse Events (v5) and the American Society for Transplantation and Cellular Therapy criteria (Lee 2018); CTCAE v5 Common Terminology Criteria for Adverse Events (CTCAE); Lee DW. Biol Blood Marrow Transplant. 2019 Apr;25(4):625-638

Additional Development Plans

Anticipated development plans for ADI-001 are as follows:

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The Company plans to request a meeting with the U.S. Food and Drug Administration (FDA) in first quarter of 2026 to inform Phase 2 pivotal trial design with a study anticipated to commence in second quarter of 2026. SLE and LN patient enrollment to the ongoing Phase 1 is expected to continue until the Phase 2 pivotal study is open for enrollment.
•
The Phase 1 program is now open for enrollment of patients with systemic sclerosis (SSc), idiopathic inflammatory myopathy, stiff person syndrome, anti-neutrophil cytoplasmic autoantibody associated vasculitis and rheumatoid arthritis (RA). There are more than 25 clinical sites globally open for enrollment for the Phase 1 study of ADI-001 in autoimmune indications.
•
Below are the anticipated milestones for ADI-001 through end of 2026:

o
First half of 2026:
▪
SLE and LN clinical update
▪
Alignment with FDA on pivotal study design in LN or LN/SLE
▪
Initiate pivotal study in LN or LN/SLE
▪
Clinical update in SSc
▪
Potential clinical update in other autoimmune indications
o
Second half of 2026:
▪
SLE and LN clinical update
▪
Clinical update in SSc
▪
Clinical update in RA with cyclophosphamide/fludarabine vs cyclophosphamide only conditioning
▪
Potential clinical update in other autoimmune indications

For ADI-212, the Company plans to submit a regulatory filing for the treatment of metastatic castration-resistant prostate cancer in the first quarter of 2026, followed by plans to initiate enrollment in the second quarter of 2026. The Company plans to provide initial clinical data in the second half of 2026.

Company Information

Adicet Bio, Inc. (when referred to prior to the merger, Former Adicet) was incorporated in November 2014 in Delaware. On September 15, 2020, Former Adicet completed a merger (the Merger) with resTORbio, Inc. (resTORbio), pursuant to which Former Adicet merged with a wholly owned subsidiary of resTORbio in an all-stock transaction with Former Adicet surviving as a wholly owned subsidiary of resTORbio and changing its name to “Adicet Therapeutics, Inc.,” or Adicet Therapeutics. resTORbio was originally incorporated under the laws of the State of Delaware in July 2016.

We have offices in Redwood City, CA and Boston, MA. Our principal executive offices are located at 200 Berkeley Street, 19th Floor, Boston, MA 02116. Our telephone number is 650-503-9095. Our website is located at www.adicetbio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our securities. Our common stock trades on the Nasdaq Global Market under the symbol "ACET."

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not smaller reporting companies. These provisions include (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, as amended; (ii) scaled executive compensation disclosures; and (iii) the option to provide only two years of audited financial statements, instead of three years.

We will continue to be a smaller reporting company if the Company has (i) less than $250 million in market value of its shares held by non-affiliates as of the last business day of its second fiscal quarter or (ii) less than $100 million of annual revenues in its most recent fiscal year completed before the last business day of its second fiscal quarter and a market value of its shares held by non-affiliates of less than $700 million as of the last business day of its second fiscal quarter.

We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have elected to avail ourselves of the exemption for the delayed adoption of certain accounting standards and, therefore, are not subject to the same new or revised accounting standards as other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us:	70,001,000 shares

Pre-funded warrants offered by us:

We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 10,000,000 shares of common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock are being sold in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Common stock to be outstanding immediately after this offering:	153,253,520 shares assuming no exercise of the pre-funded warrants included in this offering.

Use of proceeds:

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $74.8 million. We currently intend to use the net proceeds from this offering, together with our cash and cash equivalents, primarily to fund (i) the clinical development of ADI-001 for the treatment of autoimmune diseases; (ii) initiation of clinical development of ADI-212 for the treatment of metastatic castration-resistant prostate cancer; and (iii) our internal discovery research, other pipeline candidates and the continued development of our gamma delta T cell platforms; and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors:

Investing in our securities involves significant risks. See “Risk Factors” on page S-11 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our securities.

The Nasdaq Global Market symbol:

Our common stock is listed on the Nasdaq Global Market under the symbol “ACET.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 83,252,520 shares outstanding as of June 30, 2025. This number of shares excludes the following:

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18,184,820 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2025, with a weighted-average exercise price of $2.56 per share;
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902,117 shares of common stock issuable upon the vesting of restricted stock units (RSUs) outstanding as of June 30, 2025;
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4,379,760 shares of common stock reserved for future issuance under our Second Amended and Restated 2018 Stock Option and Incentive Plan, as of June 30, 2025;

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58,170 shares of common stock reserved for the future issuance under our 2015 Stock Incentive Plan (2015 Plan), as of June 30, 2025;
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1,466,170 shares of common stock reserved for the future issuance under our Amended and Restated 2018 Employee Stock Purchase Plan as of June 30, 2025;
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364,446 shares of common stock reserved for future issuance under our 2022 Inducement Plan as of June 30, 2025; and
•
8,445,333 shares of common stock issuable upon the exercise of pre-funded warrants that were outstanding as of June 30, 2025, with an exercise price of $0.0001 per share.

In addition, the number of shares outstanding immediately after this offering does not include shares of common stock that we may offer and sell in the future pursuant to our Open Market Sale AgreementSM (the Sales Agreement) with Jefferies LLC as sales agent. However, we have agreed not to make any sales under the Sales Agreement prior to 30 days from the date of this prospectus supplement. See “Underwriting” for addition information regarding lock-up arrangements.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of stock options or the vesting and settlement of restricted stock units described above after June 30, 2025. To the extent that any of these options are exercised, new options are issued and subsequently exercised, restricted stock units vest and settle, or we issue additional shares of common stock in the future, there will be further dilution to the investors participating in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants we are offering to certain investors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025, as well as any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our securities. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.

Risks Related to This Offering, Our Common Stock and Pre-Funded Warrants

The trading price of our common stock is highly volatile, which may affect the price at which you could sell any shares of our common stock and could result in substantial losses for purchasers of our securities.

The market price for our common stock is highly volatile and could continue to be subject to wide fluctuations in response to various factors. The daily closing market price for our common stock has varied between a high price of $1.52 on October 22, 2024 and a low price of $0.45 on April 10, 2025 in the twelve-month period ending on October 6, 2025. This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including:

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the timing and results of clinical trials of ADI-001;
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our ability to obtain FDA clearance of additional INDs for ADI-001 in autoimmune indications;
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the initiation, timing and results of clinical studies of ADI-212;
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the success of existing or new competitive products or technologies;
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regulatory actions with respect to our product candidates or our competitors’ products and product candidates;
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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
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commencement or termination of collaborations for our development programs;
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failure or discontinuation of any of our development programs;
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results of clinical trials of product candidates of our competitors;
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regulatory or legal developments in the United States and other countries;
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developments or disputes concerning patent applications, issued patents or other proprietary rights;
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the recruitment or departure of key personnel;
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the level of expenses related to any of our product candidates or clinical development programs;
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the results of our efforts to develop additional product candidates or products;
•
actual or anticipated changes in estimates as to financial results or development timelines;
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announcement or expectation of additional financing efforts;

•
sales of our common stock by us, our insiders or other stockholders;
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variations in our financial results or those of companies that are perceived to be similar to us;
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changes in estimates or recommendations by securities analysts, if any, that cover us;
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changes in the structure of healthcare payment systems;
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market conditions in the pharmaceutical and biotechnology sector;
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general economic, industry and market conditions; and
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the other factors described in this “Risk Factors” section.

In addition, companies trading in the stock market in general, and the Nasdaq Global Market in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution following this offering.

After giving effect to (i) an aggregate of 70,001,000 shares of our common stock sold at an offering price of $1.00 per share and (ii) pre-funded warrants to purchase 10,000,000 shares of our common stock sold at an offering price of $0.9999 per pre-funded warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate accretion of $0.28 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering at the offering price and assuming the full exercise of the pre-funded warrants in the offering. We have a significant number of stock options outstanding. The exercise of any of these outstanding options could result in further dilution. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options, if any, may result in further dilution. For additional information on the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for $0.0001 per share of common stock underlying such warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

If our common stock is delisted from the Nasdaq Stock Market (Nasdaq), the liquidity of our common stock would be adversely affected and the market price of our common stock could decrease.

Our common stock is currently listed on the Nasdaq Global Market. Nasdaq has minimum requirements that a company must meet in order to remain listed on Nasdaq markets, including that we maintain a minimum closing bid price of $1.00 per share for our common stock. On April 7, 2025, we received a letter from Nasdaq notifying us that the closing bid price of our common stock was below $1.00 per share for the preceding 30 consecutive trading days. The notification had no immediate effect on the listing of the our common stock on the Nasdaq Global Market and provided a period of 180 calendar days to regain compliance with the bid price requirement, which will expire on October 6, 2025. To regain compliance, the closing bid price of our common stock must be at least $1.00 or higher for a minimum of ten consecutive business days, though Nasdaq has the discretion to extend the ten business day period to up to 20 consecutive business days. We have not yet regained compliance.

If we do not regain compliance by October 6, 2025, we may be eligible for an additional 180 calendar compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement. If we are not eligible or it appears to Nasdaq that we will not be able to cure the deficiency during the additional compliance period, Nasdaq will provide written notice that our common stock will be subject to delisting. In the event of such notification, we may appeal Nasdaq’s delisting determination. However, there can be no assurance that, if we receive a delisting notice and appeal the delisting determination by Nasdaq, such appeal would be successful. We intend to monitor the closing bid price of our common stock and take such reasonable measures to regain compliance with the bid price requirement, which may include the implementation of a reverse stock split. There can be no assurance that we will be able to regain compliance with the bid price requirement for continued listing on Nasdaq.

We have submitted an application to transfer the listing of our common stock from the Nasdaq Global Market to the Nasdaq Capital Market. We believe that we have met the continued listing requirement for market value of publicly held shares and all initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement. However, Nasdaq has not yet granted our application or determined whether we qualify for the additional 180 calendar day remediation period. Until Nasdaq has determined that we are compliant with the continued listing requirement for market value of publicly held shares and all initial listing standards for the Nasdaq Capital Market, there can be no assurance that our common stock will be transferred to the Nasdaq Capital Market or that our common stock will not be delisted from Nasdaq.

Even if we regain compliance with the bid price requirement, there can be no assurance that we will continue to comply with the other continued listing standards of Nasdaq. If we fail to comply with one or more other Nasdaq listing rules, our common stock may also become subject to delisting as a result of such deficiencies.

A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors and employees and fewer business development opportunities. Further, any potential delisting of our common stock from Nasdaq would also make it more difficult for our stockholders to sell their shares in the public market.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $74.8 million, based on the offering price of $1.00 per share and $0.9999 per pre-funded warrant, after deducting underwriting discounts and commissions and estimated offering expenses. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short term investments in treasury securities, to fund: (i) the clinical development of ADI-001 for the treatment of autoimmune diseases; (ii) initiation of clinical development of ADI-212 for the treatment of metastatic castration-resistant prostate cancer; and (iii) our internal discovery research, other pipeline candidates and the continued development of our gamma delta T cell platforms and the remainder for working capital and other general corporate purposes.

As of June 30, 2025, we had $125.0 million of cash, cash equivalents and short-term investments. We believe that the net proceeds from this offering, together with these existing cash, cash equivalents and short-term investments, will enable us to fund our operations into the second half of 2027. In any event, we will require additional funding to be able to fund our operations. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, royalty-based financing arrangements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

DILUTION

Our net tangible book value as of June 30, 2025 was approximately $133.4 million, or approximately $1.60 per share of common stock, based upon 83,252,520 shares outstanding as of that date. Our net tangible book value per share represents the amount of total tangible assets (total assets less goodwill) less total tangible liabilities (total liabilities), divided by the number of shares of our common stock outstanding as of June 30, 2025.

After giving effect to the sale of (i) 70,001,000 shares of our common stock in this offering at a price of $1.00 per share and (ii) pre-funded warrants to purchase 10,000,000 shares of our common stock in this offering at a price of $0.9999 per underlying share warrant (which equals the price per share at which shares of our common stock are being sold in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant), excluding shares of common stock issuable upon exercise of the pre-funded warrants, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $208.2 million, or $1.36 per share. This represents an immediate increase (decrease) in net tangible book value of $(0.24) per share of common stock to our existing stockholders and an immediate dilution (accretion) in net tangible book value of $(0.36) per share of common stock to investors participating in this offering.

Dilution (accretion) per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this per share dilution:

Offering price per share		$1.00
Net tangible book value per share as of June 30, 2025	$1.60
Increase (decrease) in net tangible book value per share attributable to new investors in this offering	$(0.24)
Net tangible book value per share as of June 30, 2025, after giving effect to this offering		$1.36
Dilution (accretion) in net tangible book value per share to new investors participating in this offering		$(0.36)

If holders of pre-funded warrants exercise the pre-funded warrants offered hereby, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $1.28 per share, and the dilution (accretion) in net tangible book value per share to investors purchasing common stock in this offering would be $(0.28) per share.

The information above and in the foregoing table (i) is based on 83,252,520 shares outstanding as of June 30, 2025 and (ii) assumes the full exercise of the pre-funded warrants in the offering. This number of shares excludes the following:

•
18,184,820 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2025, with a weighted-average exercise price of $2.56 per share;
•
902,117 shares of common stock issuable upon the vesting of restricted stock units (RSUs) outstanding as of June 30, 2025;
•
4,379,760 shares of common stock reserved for future issuance under our Second Amended and Restated 2018 Stock Option and Incentive Plan as of June 30, 2025;

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58,170 shares of common stock reserved for the future issuance under our 2015 Stock Incentive Plan (2015 Plan) as of June 30, 2025;
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1,466,170 shares of common stock reserved for the future issuance under our Amended and Restated 2018 Employee Stock Purchase Plan as of June 30, 2025;

•
364,446 shares of common stock reserved for future issuance under our 2022 Inducement Plan as of June 30, 2025; and
•
8,445,333 shares of common stock issuable upon the exercise of pre-funded warrants that were outstanding as of June 30, 2025, with an exercise price of $0.0001 per share.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities (including pursuant to our Open Market Sale AgreementSM with Jefferies LLC) due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised; new options are issued under our equity incentive plans; restricted stock units vest and settle; or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR INVESTORS IN COMMON STOCK AND PRE-FUNDED WARRANTS

The following summary describes the material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of our common stock and pre-funded warrants acquired in this offering. This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences that may be relevant to investors in light of their particular circumstances.

Special rules different from those described below may apply to certain investors that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the Code), such as:

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insurance companies, banks and other financial institutions;
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tax-exempt organizations (including private foundations) and tax-qualified retirement plans;
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foreign governments and international organizations;
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broker-dealers and traders in securities;
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U.S. expatriates and former citizens or long-term residents of the United States;
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Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock (directly, indirectly or by attribution) or more than 5% of our pre-funded warrants;
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persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;
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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
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persons that hold our common stock or pre-funded warrants as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;
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U.S. Holders (as defined below) whose functional currency for U.S. tax purposes is not the U.S. dollar;
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persons who do not hold our common stock or pre-funded warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes); and
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partnerships and other pass-through entities, and investors in such pass-through entities (regardless of their places of organization or formation).

Such investors are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service (the IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or pre-funded warrants, other than a partnership or other pass-through entity, that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more ”United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock or pre-funded warrants.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

Characterization of the Pre-Funded Warrants for Tax Purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant (except to the extent of cash received in lieu of a fractional share), and upon exercise, the holding period of the share of common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.0001 per share. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Tax Consequences to U.S. Holders

Distributions on Common Stock and Pre-funded Warrants

As stated under “Dividend Policy,” we do not expect to make distributions on our common stock (or pre-funded warrants) in the foreseeable future. In the event that we do make distributions of cash or other property, distributions paid on common stock (or pre-funded warrants) will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s tax basis in the common stock (or pre-funded warrant) and thereafter as capital gain from the sale or exchange of such common stock (or pre-funded warrant). The tax treatment of such gain is further described in “—Sale or Other Disposition of Common Stock or Pre-Funded Warrants” below. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations. Any such distributions will also be subject to the discussions below under the section titled “—Information Reporting and Backup Withholding.”

A U.S. Holder of a pre-funded warrant is expected to receive any distributions paid with respect to common stock prior to the exercise of the pre-funded warrant and, in such case, would be taxed in the same manner as a U.S. Holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for the U.S. Holder until a pre-funded warrant is exercised or the ownership limitations (described under “Description of Pre-Funded Warrants”) would not be exceeded, at which time such U.S. Holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. Holders of pre-funded warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the pre-funded warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a pre-funded warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such pre-funded warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock and the tax treatment of any other adjustments to the terms of the pre-funded warrants.

Sale or Other Disposition of Common Stock or Pre-Funded Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock or pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if you have held the common stock or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between your tax basis in the common stock or pre-funded warrants disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to any payments of distributions on our common stock and pre-funded warrants, constructive distributions on our pre-funded warrants, and gross proceeds on the sale or other disposition of our common stock and pre-funded warrants, unless the U.S. Holder is an exempt recipient (such as a corporation), regardless of whether any tax was actually withheld. Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our common stock or pre-funded warrants, other than a partnership or other pass-through entity, that is (i) a non-resident alien individual, (ii) a corporation or other foreign organization taxable as a corporation for U.S. federal income tax purposes that is created or organized in or under laws other than the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is not subject to U.S. federal income tax on a net income basis; or (iv) a trust the income of which is not subject to U.S. federal income tax on a net income basis and that (1) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations and (2) either (i) is not subject to the primary supervision of a court within the United States or (ii) is not subject to the substantial control of one or more U.S. persons. If you are not a Non-U.S. Holder, this section does not apply to you.

Distributions on Common Stock and Pre-funded Warrants

As stated under “Dividend Policy,” we do not expect to make any distributions on our common stock (or pre-funded warrants) in the foreseeable future. If we do make distributions on our common stock (or pre-funded warrants), however, such distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock (or pre-funded warrants). Any remaining excess will be treated as gain realized as described below under the section titled “—Sale or Other Disposition of Common Stock and Pre-Funded Warrants.”

Any distribution on our common stock (or pre-funded warrants) that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if shares of our common stock are held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

A Non-U.S. Holder of a pre-funded warrant is expected to receive any distributions paid with respect to common stock prior to the exercise of the pre-funded warrant and, in such case, would be taxed in the same manner as Non-U.S. Holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for a Non-U.S. Holder until a pre-funded warrant is exercised or the ownership limitations (described under “Description of Pre-Funded Warrants”) would not be exceeded, at which time the Non-U.S. Holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to Non-U.S. Holders of pre-funded warrants, including under the principles governing Section 305 of the Code, even though such holders will not receive the distributions until a future date. Additionally, it is possible that other adjustments to the terms of the pre-funded warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a pre-funded warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such pre-funded warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock.

See also the section below titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Sale or Other Disposition of Common Stock and Pre-Funded Warrants

Subject to the discussion below under the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or pre-funded warrants unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2), unless any class of our stock is regularly traded on an established securities market and the Non-U.S. Holder disposes of such class of stock and holds no more than 5% of such class of stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the Non-U.S. Holder held such class of stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Information Reporting and Backup Withholding

Generally, we or certain financial middlemen must report information to the IRS with respect to any distributions we pay on our common stock or pre-funded warrants and any constructive distributions deemed paid on pre-funded warrants including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or pre-funded warrants effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from the withholding rules described above, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act (FATCA) on certain types of payments, including dividends to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid in respect of our common stock or pre-funded warrants, constructive distributions deemed paid with respect to pre-funded warrants and the gross proceeds of the disposition on our common stock or pre-funded warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock or pre-funded warrants, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock or pre-funded warrants.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants will not expire.

Exercisability

Subject to certain limitations below in “---Exercise Limitations,” the pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our common stock on the exercise date.

Exercise limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, if (i) immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 9.99% of the number of shares of our common stock outstanding, immediately before giving effect to the exercise of any pre-funded warrant without taking account any pre-funded warrants or (ii) immediately following exercise, the combined voting power of our securities beneficially owned by the holder (together with its affiliates) would be greater than 9.99% of the combined voting power of all of our securities then outstanding, immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, and without taking account any other pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Warrant agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if such holder held the number of shares of our common stock acquirable upon complete exercise of its pre-funded warrant (without regard to any limitations on exercise). If such distribution would result in such holder and the other attribution parties exceeding the exercise limitations described above, a portion of such distribution shall be held in abeyance for the benefit of such holder until such time as the ownership limitations would not be exceeded.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, among us and Jefferies LLC and Guggenheim Securities, LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Jefferies LLC	30,450,435	4,350,000
Guggenheim Securities, LLC	23,450,335	3,350,000
Truist Securities, Inc.	7,700,110	1,100,000
Wedbush Securities Inc.	4,900,070	700,000
H.C. Wainwright & Co., LLC	3,500,050	500,000
Total	70,001,000	10,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock and pre-funded warrants subject to their acceptance of the shares of common stock and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Commission and Expenses

The following table shows the offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.00	$0.9999	$80,000,000
Underwriting discounts and commissions paid by us	$0.06	$0.05999	$4,799,960
Proceeds to us, before expenses	$0.94	$0.93991	$75,200,040

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $400,000.

We have agreed to reimburse the underwriters for certain fees and expenses of counsel for the underwriters related to filings with and review by FINRA in an amount not to exceed $15,000.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “ACET.” We do not intend to list the pre-funded warrants on the Nasdaq Global Market, any other nationally recognized securities exchange or any other nationally recognized trading system.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

In relation to us, the restrictions described above to not apply to:

a)
the shares to be sold under the underwriting agreement;
b)
the issuance by us of shares or options to purchase shares, or the issuance of shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement or the information incorporated by reference herein, but only, in the case of directors or executive officers, if the holders of such shares or options agree in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such shares or options during such lock-up period without the prior written consent of the representatives;
c)
the issuance shares pursuant to the Open Market Sales AgreementSM dated March 22, 2024 between us and Jefferies LLC, provided that no shares may be offered or sold pursuant to such agreement during the period ending 30 days after the date of this prospectus supplement.

In relation to our directors and executive officers, the restrictions described above do not apply to:

a)
transfers by gift, will, intestate succession or operation of law;
b)
transfers to family members or trusts whose direct or indirect beneficiaries consist exclusively of one or more of family members;
c)
transfers to charitable trusts;
d)
transfers to a corporation, limited liability company or partnership wholly owned by the locked up party and/or one or more family members;
e)
transfers to the Company as forfeitures to satisfy tax withholding obligations in connection with the vesting or exercise of existing equity awards;
f)
transfers pursuant to a “net exercise” or “cashless exercise” (to satisfy exercise price or related withholding obligations) of existing equity awards;
g)
distributions to limited partners, limited liability company members or stockholders;
h)
sales of shares acquired in the offering or purchased in the open market after the offering;
i)
transfers to affiliates or to investment funds or other entities controlled or managed by or on behalf of the locked up party or one or more of its affiliates;
j)
pursuant to any trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act that has been entered into prior to the date of the lock-up agreement; or
k)
transfers pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company.

Stabilization

Until the distribution of the securities is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our securities. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any naked short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by an underwriter in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our securities in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter sand certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area and United Kingdom

In relation to each European Economic Area (EEA) Member State (each, a Relevant Member State), no shares of common stock, or the Shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that Relevant Member State at any time:

1.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

2.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

3.in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Shares shall require the Company and/or selling shareholders or any bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:

1.
it is a qualified investor within the meaning of the Prospectus Regulation; and

2.
in the case of any Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article

1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire Shares in the offering.

United Kingdom

This prospectus and any other material in relation to the Shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the Shares will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

No Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the Shares may be offered to the public in the United Kingdom at any time:

a)
to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

c)
in any other circumstances falling within Section 86 of the FSMA.

Provided that no such offer of the Shares shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

a)Each person in the United Kingdom who acquires any Shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the SFA)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the FIEA). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Adicet Bio, Inc. as of December 31, 2024 and 2023, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, as amended, under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. You should read the registration statement and its exhibits and schedules carefully for provisions that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.adicetbio.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;
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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 7, 2025, respectively.
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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 29, 2025;
•
our Current Reports on Form 8-K filed with the SEC on April 11, 2025, April 17, 2025, June 13, 2025, July 23, 2025 and October 7, 2025 (except for information contained therein which is furnished rather than filed); and
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the description of our common stock contained in (i) our registration statement on Form 8-A filed with the SEC on January 22, 2018 (File No. 001-28259) under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.1—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing us at the following address: Investor Relations Department, Adicet Bio, Inc., 200 Berkeley Street, 19thFloor, Boston, MA 02116, telephone (650) 503-9095.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.adicetbio.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, and the reference to our website address is included in this prospectus supplement as an inactive textual reference only.

You should rely on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $250,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein; we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “ACET.” On March 5, 2025, the closing price of our common stock, as reported on The Nasdaq Global Market, was $0.88 per share. Our principal executive offices are located at 131 Dartmouth Street, 3rd Floor, Boston, MA 02116.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2025.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

Unless the context otherwise indicates, references in this prospectus to “Adicet,” “we,” “our,” “us” and “the Company” refer, collectively, to Adicet Bio, Inc. and, where appropriate, our subsidiaries.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is on file with the SEC and is incorporated herein by reference, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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the timing of and our ability to execute our clinical trials for ADI-001 in autoimmune indications, including the ability to successfully complete our Phase 1 clinical trial in lupus nephritis (LN) and initiate Phase 1 clinical trials in lupus erythematosus (SLE), systemic sclerosis (SSc), antineutrophil cytoplasmic autoantibody associated vasculitis (AAV), idiopathic inflammatory myopathy (IIM) and stiff person syndrome (SPS);
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our expectations regarding our additional internal gamma delta T cell therapy programs in clinical and preclinical development, including ADI-270, and our ability to develop other product candidates in our research pipeline;
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our expectations regarding site activation and enrollment for and the availability, timing and announcement of data from our Phase 1 clinical trials for ADI-001 and ADI-270;
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our expectations for ADI-270 as a treatment for renal cell carcinoma (RCC) and other CD70+ solid tumor and hematological malignancies;
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our expectations regarding discussions with the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) of a potential path to support Biologics License Applications (BLA) and Marketing Authorization Applications (MAA) for our product candidates;
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the anticipated timing of our submission of Investigational New Drug (IND) applications or equivalent regulatory filings and initiation of future clinical trials, including the timing of the anticipated results;
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our expectations regarding the impact of unstable market and economic conditions, including impacts of inflation and adverse developments affecting the financial services industry, on our business, results of operations or financial conditions;
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the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
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the rate and degree of acceptance and clinical utility of any products for which we receive regulatory approval;
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our expectations regarding the manufacturing of our product candidates and any products for which we receive regulatory approval by us or by our third-party suppliers;
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our commercialization, marketing and manufacturing capabilities and strategy;

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our intellectual property position and strategy;
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our ability to identify additional product candidates with significant commercial potential;
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our plans to enter into collaborations for the development and commercialization of product candidates;
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the potential benefits of any current and future collaboration;
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our research and development activities outside of the United States, including in China, and related contractual relationships;
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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
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the success of competing therapies that are or may become available;
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developments relating to our competitors and our industry;
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our ability to retain the continued service of our key professionals and to identify, hire, and retain additional qualified professionals;
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our financial performance;
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our expectations related to the use of cash, cash equivalents and short-term investments;
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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
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our ability to maintain effective internal control over financial reporting;
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the impact of government laws and regulations; and
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other risks and uncertainties including those listed under “Item 1A: Risk Factors.”

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, and under similar headings in subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K, and the section of the prospectus supplement titled “Risk Factors.”

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

You should read this prospectus, the accompanying prospectus supplement, and the information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

The Company

Overview

We are a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. We are advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients.

Our approach to activate, engineer and manufacture allogeneic gamma delta T cell product candidates derived from the peripheral blood cells of unrelated donors allows us to generate new product candidates in a rapid and cost-efficient manner. Our allogeneic "off-the-shelf" manufacturing process is designed to allow product from unrelated donors to be stored and sold on demand to treat patients without inducing a graft versus host immune response. This is in contrast to products based on alpha beta T cells, which either must be manufactured for each patient from his or her own T cells, or require significant gene editing to manufacture if the T cells are derived from donors that are unrelated to the patient.

Our lead product candidate, ADI-001, a first-in-class allogeneic gamma delta T cell therapy expressing a CAR targeting CD20, is being developed for the potential treatment of autoimmune diseases. We are also pursuing ADI-270, an armored gamma delta CAR T cell product candidate designed to address multiple CD70+ solid tumor and hematological malignancies indications, with renal cell carcinoma (RCC) as the initial indication. Our pipeline has several additional internal gamma delta T cell therapy programs in discovery and preclinical development for both hematological malignancies and solid tumors. We expect to continue to develop product candidates in autoimmune diseases and cancer based on our gamma delta T cell platform using either previously validated antigens or those that we identify and target using CAR and other technology. We plan to file one new Investigational New Drug (IND) application every 12-18 months.

ADI-001

In December 2023, the U.S. Food and Drug Administration (FDA) cleared our IND application for ADI-001 in lupus nephritis (LN). In August 2024, we expanded our ADI-001 autoimmune clinical development program to include systemic lupus erythematosus (SLE), systemic sclerosis (SSc) and anti-neutrophil cytoplasmic autoantibody associated vasculitis (AAV). In September 2024, we activated sites for our Phase 1 clinical trial of ADI-001 in autoimmune diseases and opened enrollment for patients with LN. In October 2024, we received clearance for our IND amendment to evaluate ADI-001 in idiopathic inflammatory myopathies (IIM) and stiff person syndrome (SPS) as part of our Phase 1 clinical trial in autoimmune diseases. We expect to initiate enrollment for patients with SLE, SSc, IIM and SPS in the second quarter of 2025, and for patients with AAV in the second half of 2025. We believe the favorable safety profile, cellular kinetics and B cell depletion in peripheral blood and secondary lymphoid tissue demonstrated with ADI-001 clinical experience to date is favorable for development in autoimmune diseases. We believe the potential market opportunity for ADI-001 in B cell mediated autoimmune diseases is substantial based on the prevalence in the U.S., EU5, China and Japan of greater than 1.7 million patients with autoimmune diseases where CAR-T cell therapy has demonstrated clinical proof-of-concept, including SLE (which includes LN), SSc, IIM and SPS. In June 2024, the FDA granted Fast Track Designation to ADI-001 for the potential treatment of relapsed/refractory class III or class IV LN. In February 2025, the FDA granted Fast Track Designation to ADI-001 for the potential treatment of adult patients with refractory SLE with extrarenal involvement and for SSc. In November 2024, we dosed our first LN patient, and in February 2025, reported that we have dosed a total of three LN Patients, in our Phase 1 clinical trial of ADI-001 in autoimmune diseases. We plan to report preliminary LN clinical data from this trial in the first half of 2025, and data for other autoimmune diseases in the second half of 2025, subject to study site initiation and patient enrollment.

Due to the prioritization of ADI-001 in autoimmune indications, patient enrollment in the Phase 1 clinical study of ADI-001 in mantle cell lymphoma has been closed.

ADI-270

ADI-270 is an investigational allogeneic gamma delta CAR T cell therapy targeting CD70 via the CD27-ligand for the treatment of RCC and with potential in other solid tumor and hematological malignancies indications. ADI-270 is designed to home to solid tumors, with a highly specific targeting moiety for CD70 and an armoring technology of transforming growth factor beta dominant-negative receptor to address immunosuppressive factors in the tumor microenvironment. Building on gamma delta 1 tissue tropism to solid tumors and three mechanisms of anti-tumor activity (CAR, innate and adaptive), CAR gamma delta 1 T cells may be well positioned to address solid tumors.

In June 2024, we received FDA clearance for our IND application for ADI-270 in RCC. In July 2024, we also received FDA Fast Track Designation for ADI-270 for the potential treatment of patients with metastatic/advanced clear cell RCC. In December 2024, we dosed our first RCC patient, and in February 2025 reported that we have enrolled a total of three RCC patients, in our Phase 1 multicenter, open-label clinical trial to assess the safety and anti-tumor activity of ADI-270. We plan to share preliminary clinical data in the first half of 2025.

Corporate Information

Adicet Bio, Inc. (when referred to prior to the merger, Former Adicet) was incorporated in November 2014 in Delaware. On September 15, 2020, Former Adicet completed a merger (the Merger) with resTORbio, Inc. (resTORbio), pursuant to which Former Adicet merged with a wholly owned subsidiary of resTORbio in an all-stock transaction with Former Adicet surviving as a wholly owned subsidiary of resTORbio and changing its name to Adicet Therapeutics, Inc. (Adicet Therapeutics). resTORbio was originally incorporated under the laws of the State of Delaware in July 2016.

We have offices in Redwood City, CA and Boston, MA. Our principal executive offices are located at 131 Dartmouth Street, 3rd Floor, Boston, MA 02116. Our telephone number is (650) 503-9095. Our website is located at www.adicetbio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Market under the symbol “ACET.”

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not smaller reporting companies. These provisions include (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, as amended; (ii) scaled executive compensation disclosures; and (iii) the option to provide only two years of audited financial statements, instead of three years.

We will continue to be a smaller reporting company if the Company has (i) less than $250 million in market value of its shares held by non-affiliates as of the last business day of its second fiscal quarter or (ii) less than $100 million of annual revenues in its most recent fiscal year completed before the last business day of its second fiscal quarter and a market value of its shares held by non-affiliates of less than $700 million as of the last business day of its second fiscal quarter.

We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have elected to avail ourselves of the exemption for the delayed adoption of certain accounting standards and, therefore, are not subject to the same new or revised accounting standards as other public companies that are not smaller reporting companies.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Securities We May Offer

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution,” as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated.

As of March 3, 2025, 82,685,750 shares of our common stock were outstanding and held by 12 stockholders of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and nonassessable.

When we issue shares of common stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Undesignated Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

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the title and stated valued;
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the number of shares authorized;
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the liquidation preference per share;
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the purchase price;
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the dividend rate, period and payment date, and method of calculation for dividends;
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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
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the procedures for any auction and remarketing, if any;
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the provisions for a sinking fund, if any;
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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
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voting rights, if any, of the preferred stock;
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preemptive rights, if any;
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restrictions on transfer, sale or other assignment, if any;
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whether interests in the preferred stock will be represented by depositary shares;
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a discussion of any material United States federal income tax considerations applicable to the preferred stock;
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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Choice of Forum

Our amended and restated bylaws provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine (the Delaware Forum Provision). The Delaware Forum Provision does not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated bylaws also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the Delaware Forum Provision: provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. It is possible that a court of law could rule that the choice of forum provision contained in our restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
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at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “ACET.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Description of Debt Securities

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

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do not limit the amount of debt securities that we may issue;
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allow us to issue debt securities in one or more series;
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do not require us to issue all of the debt securities of a series at the same time; and
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allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “-Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

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the title of the debt securities and whether they are senior or subordinated;
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any limit upon the aggregate principal amount of the debt securities of that series;

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the date or dates on which the principal of the debt securities of the series is payable;
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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;
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the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
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the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
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the right, if any, to extend the interest payment periods and the duration of such extension;
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the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
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our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
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if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
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whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
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whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
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any additional or alternative events of default to those set forth in the indenture;
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any additional or alternative covenants to those set forth in the indenture;
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the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
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if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
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additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
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the applicability of any guarantees;
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any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
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an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

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default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
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default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
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default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
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bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
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any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

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we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
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all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

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is in conflict with any law or the applicable indenture;
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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

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to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
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to comply with the covenant described above under “-Merger, Consolidation or Sale of Assets”;
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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
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to add events of default for the benefit of the holders of all or any series of debt securities;
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to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;
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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
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to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
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to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;
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to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
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to conform the applicable indenture to this “-Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
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we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the offering price and aggregate number of warrants offered;
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the currency for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
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the terms of any rights to redeem or call the warrants;
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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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the periods during which, and places at which, the warrants are exercisable;
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the manner of exercise;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;
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the terms of the securities issuable upon exercise of the warrants; and
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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions of the governing unit agreement;
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the price or prices at which such units will be issued;
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the applicable United States federal income tax considerations relating to the units;
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

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to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
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to correct or supplement any defective or inconsistent provision; or
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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

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If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

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on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
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to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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the name of the agent or any underwriters;
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the public offering or purchase price;
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any discounts and commissions to be allowed or paid to the agent or underwriters;
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all other items constituting underwriting compensation;
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any discounts and commissions to be allowed or paid to dealers; and
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any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Adicet Bio, Inc. as of December 31, 2024 and 2023, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Investor Relations Department, Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, MA 02116, and our website is located at www.adicetbio.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference.

We incorporate by reference our documents listed below, which we have already filed with the SEC (SEC File No. 001-38359) and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;
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our Current Report on Form 8-K filed with the SEC on February 5, 2025 (except for information contained therein which is furnished rather than filed); and
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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 22, 2018 (File No. 001-28259) under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.1-Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Investor Relations Department, Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, MA 02116, telephone (650) 503-9095.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.adicetbio.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the reference to our website address is included in this prospectus as an inactive textual reference only.

You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

70,001,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 10,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Guggenheim Securities
Joint Bookrunner Truist Securities
Lead Managers
Wedbush PacGrow	H.C. Wainwright & Co.

October 7, 2025